UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 4, 2004
(Date of earliest event reported)

KRISPY KREME DOUGHNUTS, INC.

(Exact name of registrant as specified in its charter)

North Carolina (State of Incorporation)	001-16485 (Commission File Number)	56-2169715 (IRS employer Identification No.)

370 Knollwood Street Winston-Salem, North Carolina (Address of principal executive offices)	27103 (Zip Code)

336-725-2981
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On October 4, 2004, Krispy Kreme Doughnuts, Inc. (the “Company”) issued a press release announcing the appointment, as of that date, of Michael Sutton and Lizanne Thomas to its Board of Directors. Mr. Sutton and Ms. Thomas will serve on the Company’s Board of Directors and co-chair a newly formed Special Committee. This Special Committee will investigate matters raised by the United States Securities and Exchange Commission as previously disclosed by the Company, claims asserted in a shareholder derivative action recently filed in United States District Court for the Middle District of North Carolina, issues raised by the Company’s auditors, and other matters relevant to the Special Committee’s work. Copies of the press release, the board resolutions and the form of Director Indemnification Agreement being entered into between the Company and Ms. Thomas and Mr. Sutton are attached as Exhibit 99.1, 99.2 and 99.3 respectively, to this Report. The final determination of the value of the stock option portion to be paid in cash as referred to in Paragraph 14 of the Board resolutions attached as Exhibit 99.2 will be made by the Compensation Committee of the Board of Directors at its November meeting, pursuant to advice from the Compensation Committee’s independent consultant.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit 99.1	Press Release dated October 4, 2004
Exhibit 99.2	Board Resolutions
Exhibit 99.3	Form of Indemnification Agreement being entered into between the Company and Ms. Thomas and Mr. Sutton

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.
Dated: October 8, 2004
	By:	/s/ Michael C. Phalen

Michael C. Phalen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 4, 2004
99.2	Board Resolutions
99.3	Form of Director Indemnification Agreement being entered into between the Company and Ms. Thomas and Mr. Sutton